Exhibit 10.1.19

SIXTH CONSENT AGREEMENT TO LOAN AND SECURITY AGREEMENT

          THIS SIXTH CONSENT AGREEMENT TO LOAN AND SECURITY AGREEMENT (this “Consent”) dated as of October 1, 2010 is by and among EXAMWORKS, INC., a Delaware corporation (“Parent”), SOUTHWEST MEDICAL EXAMINATION SERVICES, INC., a Texas corporation, THE RICWEL CORPORATION, an Ohio corporation, CFO MEDICAL SERVICES, LLC, a New Jersey limited liability company, DIAGNOSTIC IMAGING INSTITUTE, INC., a Texas corporation, RICWEL OF WEST VIRGINIA, LLC, a West Virginia limited liability company, PACIFIC BILLING SERVICES, INC., a Texas corporation, EXAMWORKS REVIEW SERVICES, LLC, a Delaware limited liability company, MARQUIS MEDICAL ADMINISTRATORS, INC., a New York corporation, IME SOFTWARE SOLUTIONS, LLC, a Michigan limited liability company, FLORIDA MEDICAL SPECIALISTS, INC., a New Jersey corporation, EXAMWORKS EVALUATIONS OF NEW YORK, LLC, a New York limited liability company, EXAMWORKS CANADA, INC., a Delaware corporation, NETWORK MEDICAL REVIEW COMPANY, LTD., an Illinois corporation, NETWORK MEDICAL MANAGEMENT COMPANY, LTD., an Illinois corporation, INSURANCE APPEALS, LTD., an Illinois corporation, ELITE PHYSICIANS, LTD., an Illinois corporation, WORKERSFIRST, INC., an Illinois corporation, EXIGERE CORPORATION, a Washington corporation, EXAMWORKS EUROPE, INC., a Delaware corporation and the subsidiaries of Parent that may from time to time hereafter become parties to the Loan Agreement identified below (all of the foregoing, together with Parent, individually, “Borrower” and collectively, “Borrowers”), FIFTH THIRD BANK, an Ohio banking corporation in its capacity as administrative agent for Lenders identified below (together with its successors and assigns, “Administrative Agent”), and FIFTH THIRD BANK, an Ohio banking corporation in its individual capacity (“Fifth Third”), BANK OF AMERICA, N.A., a national banking association (“Bank of America”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GE Capital” and, together with Fifth Third and Bank of America, “Lenders”).

RECITALS:

          WHEREAS, certain Borrowers, Administrative Agent, Fifth Third and the other Lenders are parties to that certain Loan and Security Agreement dated as of December 18, 2009, as amended pursuant to certain consents and amendments among the parties hereto (as the same may be further amended, supplemented or modified from time to time, collectively with all such consents and amendments, the “Loan Agreement”); all capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Loan Agreement; and

          WHEREAS, Borrowers request Administrative Agent and Lenders to consent to certain matters as provided herein, and Borrowers, Administrative Agent and Lenders desire to amend certain provisions of the Loan Agreement, in each case in accordance with, and subject to, the terms and conditions set forth herein.

          NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (intending to be legally bound) hereby agree as follows:

          1.          Consent. Subject to the terms and conditions set forth in this Consent, and notwithstanding anything in the Loan Agreement and the other Financing Agreements to the contrary, Administrative Agent and Lenders hereby consent to the acquisition by Parent of substantially all of the assets (the “BME Acquisition”) of Boston Medical Evaluation/Examination, Inc., a Massachusetts corporation (“BME”), Gateway Medical Services, Inc., a Massachusetts corporation (“Gateway”) and BME Gateway of New York, Inc., a New York corporation (“BME NY,” and together with BME and Gateway, the “BME Sellers”), as more fully described in that certain Asset Purchase Agreement (the “BME Purchase Agreement”), dated as of October 1, 2010, by and among Parent, the BME Sellers, Smerk Holding Company, Inc., a Massachusetts corporation and the sole shareholder of the Sellers (the “Shareholder”), Smerk Holding Company Business Trust, a Massachusetts business trust and the sole shareholder of the Shareholder (the “Trust”), and John C. Addonizio, the trustee of the Trust (“Addonizio”).

          2.          Amendments to Loan Agreement. Subject to the terms and conditions contained herein, the parties hereto hereby amend the Loan Agreement as follows:

a. Section 1.1 of the Loan Agreement is hereby amended as follows:

i. the definition of “Acquisitions” therein shall also include the BME Acquisition;

ii. the definition of “Acquisition Agreement” therein shall also include the BME Purchase Agreement;

                          iii.        the definition of “Acquisition Documents” therein shall also include the BME Purchase Agreement and any applicable bill of sale, assignment and assumption agreement, escrow agreement, real estate contract, special warranty deed, assignment of intellectual property, consulting agreement, management agreement, employment agreement, noncompete agreement, and any and all of the other documents, instruments and agreements executed or delivered in connection therewith or otherwise in connection with the BME Acquisition, in each case as the same may be amended or modified in conformity with Section 9.15 of the Loan Agreement;

                          iv.        the definition of “Subordination Agreement” therein shall include that certain subordination agreement dated as of the Sixth Consent Effective Date made in connection with this Consent pursuant to which the Indebtedness owing by Holding Company to Addonizio under and pursuant to the BME Note is subordinated to the Liabilities; and

                          v.          the definition of “Subordinated Debt” therein shall include the Indebtedness owing by Holding Company to Addonizio pursuant to the terms of the unsecured, non-negotiable, subordinated convertible promissory note dated as of the Sixth Consent Effective Date made by Holding Company to Addonizio in the aggregate original principal amount of $1,500,000 (the “BME Note”).

b. Section 1.1 of the Loan Agreement is hereby further amended by adding the following new defined term in alphabetical order:

“Sixth Consent Effective Date” means October 1, 2010.

c. Schedule 4.7 (Borrower Locations) of the Loan Agreement is hereby supplemented by including the additional locations identified on Schedule 2(c) attached hereto.

d. Schedule 7.8 (Other Names) of the Loan Agreement is hereby supplemented by including the additional names identified on Schedule 2(d) attached hereto.

             e.          Section 7.8 of the Loan Agreement shall hereafter also reflect that Borrower has used the following names: “Boston Medical Evaluations/Examinations,” “Gateway Medical Services,” “BME Gateway of New York,” “BME,” “Gateway,” “BME Gateway” and “BMEGateway.”

          3.          No Other Amendments. Notwithstanding the amendments set forth in Section 2 hereof, Holding Company, Parent and the other Borrowers acknowledge and expressly agree that this Consent is limited to the extent expressly set forth herein and shall not constitute a modification or further amendment of the Loan Agreement or any other Financing Agreements or a course of dealing at variance with the terms or conditions of the Loan Agreement or any other Financing Agreements (other than as expressly set forth in this Consent).

          4.          Representations and Warranties. Each of Holding Company, Parent and the other Borrowers hereby represent and warrant to and in favor of the Administrative Agent and Lenders, which representations and warranties shall survive the execution and delivery hereof, as follows:

                       a.          Each representation and warranty set forth in Section 7 of the Loan Agreement is hereby restated and affirmed as true and correct in all material respects as of the date hereof, except to the extent previously fulfilled in accordance with the terms of the Loan Agreement, as amended hereby;

                       b.          Each of Holding Company, Parent and each of the other Borrowers has the corporate, limited liability company or partnership, as applicable, power and authority (i) to enter into this Consent and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

                       c.          This Consent has been duly authorized, validly executed and delivered by one or more Duly Authorized Officers of each of Parent, the other Borrowers and Holding Company, and each of this Consent and the Loan Agreement constitutes the legal, valid and binding obligations of Parent and the other Borrowers (and each of this Consent and the Financing Agreements to which Holding Company is a party constitutes the legal, valid and binding obligations of Holding Company), enforceable against Parent, the other Borrowers, and Holding Company, respectively, in accordance with their respective terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors’ rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of Holding Company, Parent or such Borrower);

                       d.          The execution and delivery of this Consent and performance by Parent and each other Borrower and, as applicable, Holding Company, under this Consent, the Loan Agreement and each of the other Financing Agreements to which each is a party do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over Parent, such other Borrower, or Holding Company which has not already been obtained, nor be in contravention of or in conflict with the organizational documents of Parent, each other Borrower, or Holding Company, or any provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which Parent, any other Borrower, or Holding Company is party or by which Parent’s, any other Borrower’s, or Holding Company’s respective assets or properties are bound;

                       e.          No Default or Event of Default exists before or will result after giving effect to this Consent, and no event has occurred that has had or could reasonably be expected to have a Material Adverse Effect;

                       f.          With respect to the BME Acquisition, each of the conditions precedent identified on Exhibit C attached to the Loan Agreement have previously been satisfied or will be satisfied concurrently with the execution and delivery of this Consent or as provided in Section 14 hereof as post closing matters; and

                       g.          The “Collateral” (as defined in the Loan Agreement) shall hereafter also include, without limitation, each of the assets purchased by Parent pursuant to the BME Purchase Agreement, and the Administrative Agent (for the ratable benefit of the Lenders and the Administrative Agent) has a first priority perfected security interest in all such Collateral (subject only to Permitted Liens).

          5.          Conditions Precedent to Effectiveness of this Consent. The consent and amendments contained in Section 1 and Section 2 of this Consent shall become effective on the date hereof subject to satisfaction of each of the following:

                       a.          all of the representations and warranties of Parent, each of the other Borrowers and Holding Company under Section 4 hereof, which are made as of the date hereof, being true and correct;

                       b.          receipt by Administrative Agent of duly executed signature pages to this Consent from each of Parent, each of the other Borrowers, Holding Company and Lenders;

                       c.          receipt by Administrative Agent of such duly executed and delivered resolutions (including with respect to authorizing or ratifying the execution, delivery and performance by Parent, each of the other Borrowers and Holding Company of this Consent and any other Financing Agreement to which Parent, any of the other Borrowers or Holding Company is a party) certified by a Duly Authorized Officer of Parent, each of the other Borrowers and Holding Company, certified Organization Documents, good standing certificates, secretary’s certificates, closing condition certificates and such other related certificates and documents (if any), with respect to Parent and the other Borrowers reasonably required by Administrative Agent in connection with this Consent (each of which must be in form and substance reasonably satisfactory to the Administrative Agent);

                       d.          receipt of UCC tax, lien, pending suit and judgment searches for each BME Seller (and, in each case, under each respective trade name used during the prior five years), each dated a date reasonably near to the Sixth Consent Effective Date in all jurisdictions as reasonably required by Administrative Agent, the results of which shall be satisfactory to Administrative Agent in its sole and absolute determination;

                       e.          receipt by Administrative Agent of reasonably satisfactory evidence that any necessary authorizations, including all necessary consents and regulatory approvals necessary, or in the reasonable discretion of, the Administrative Agent, advisable for the closing of the BME Acquisition have been obtained or made, are in full force and effect and are not subject to any pending or, to the knowledge of Parent or any of the other Borrowers, threatened reversal or cancellation, and Administrative Agent shall have received a certificate of a Duly Authorized Officer so stating;

                       f.          receipt by Administrative Agent of true, correct and complete duly executed copies of (i) the BME Purchase Agreement and the other material Acquisition Documents relating to the BME Acquisition, including, without limitation, any disclosure schedules, bill of sale, assignment and assumption agreement, intellectual property assignment agreement, escrow agreement and Landlord Waiver executed or delivered in connection therewith and (ii) a subordination agreement by and among Addonizio, Holding Company, Parent and Administrative Agent;

                       g.          receipt by Administrative Agent of evidence, in form and substance reasonably satisfactory to it, of the simultaneous consummation of the BME Acquisition on terms and conditions set forth in the BME Purchase Agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent;

                       h.          receipt by Administrative Agent of a duly completed Compliance Certificate as of the fiscal quarter of Borrower ending June 30, 2010, after giving pro forma effect to all Loans to be made on the date hereof and the consummation of the BME Acquisition, signed by a Duly Authorized Officer of Parent;

                       i.          Administrative Agent’s completion of due diligence relating to the BME Acquisition, the results of which shall be reasonably satisfactory to Administrative Agent;

                       j.          Administrative Agent shall have received a payoff letter from any secured lender to BME (including, without limitation, Bank of America, N.A.), each in form and substance reasonably satisfactory to Administrative Agent (together with applicable UCC termination statements, trademark releases and copyright releases necessary to release all Liens (other than Permitted Liens) and other rights in favor of any Person (other than Administrative Agent (for the ratable benefit of Lenders and Administrative Agent), if any, in any of the Collateral (which shall include the assets purchased by Parent pursuant to the BME Purchase Agreement), and other documents as Administrative Agent reasonably deems necessary or appropriate, which shall have been filed in all jurisdictions that Administrative Agent deems necessary or advisable;

                       k.          receipt by Administrative Agent of evidence that the Liens in favor of Administrative Agent are valid, enforceable and properly perfected in a manner reasonably acceptable to Administrative Agent;

                       l.          receipt by Administrative Agent of all financial information, studies, materials, due diligence results, management reports and related documentation as required pursuant to Exhibit C to the Loan Agreement;

                       m.         receipt by Administrative Agent of a fully-completed and duly executed Notice of Borrowing (together with a flow of funds) with respect to the BME Acquisition and this Consent;

                       n.          receipt by Administrative Agent of a fully-completed and duly executed Borrowing Base Certificate as of August 31, 2010;

                       o.          receipt by Administrative Agent from Borrowers of payment of the Term Draw Fee for the Lenders;

                       p.          receipt by Administrative Agent of the invoiced amount of the reasonable fees and out-of-pocket costs and expenses of counsel to Administrative Agent in connection with this Consent pursuant to Section 8 hereof and otherwise due and owing pursuant to the Loan Agreement;

                       q.          receipt by Administrative Agent of certified copies of all documents evidencing Borrowers’ receipt of or satisfaction with any necessary consents, regulatory approvals and any other governmental approvals, if any, with respect to this Consent and any other documents provided for herein or to be executed by any Borrower or Holding Company; and

                       r.          receipt by Administrative Agent of such other assurances, certificates, schedules, exhibits, documents, landlord waivers, insurance certificates, subordination agreements, consents or opinions as Administrative Agent or the Required Lenders reasonably may require, if any.

                       6.          Reaffirmation; References to Loan Agreement.

                       a.          Parent, each other Borrower and Holding Company acknowledges and agrees that all of their respective obligations and Liabilities under the Loan Agreement and the Financing Agreements, as amended hereby, are and shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Consent.

                       b.          Upon the effectiveness of this Consent, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Consent.

                       c.          The failure by Administrative Agent, at any time or times hereafter, to require strict performance by Parent, any other Borrower or Holding Company of any provision or term of the Loan Agreement, this Consent or any of the Financing Agreements shall not waive, affect or diminish any right of Administrative Agent hereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver by Administrative Agent of a breach of this Consent or any Event of Default under the Loan Agreement shall not, except as expressly set forth in a writing signed by Administrative Agent (and, if applicable, Required Lenders), suspend, waive or affect any other breach of this Consent or any Event of Default under the Loan Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of Parent, any other Borrower or Holding Company contained in this Consent, shall be deemed to have been suspended or waived by Administrative Agent unless such suspension or waiver is (i) in writing and signed by Administrative Agent and (ii) delivered to Parent. In no event shall Administrative Agent’s execution and delivery of this Consent establish a course of dealing among Administrative Agent, Holding Company, Parent or any other Borrower or any other obligor, or in any other way obligate Administrative Agent to hereafter provide any consents or amendments or, if at any time applicable, waivers with respect to the Loan Agreement or any other Financing Agreement. The terms and provisions of this Consent shall be limited precisely as written and shall not be deemed (x) to be a consent to any amendment or modification of any other term or condition of the Loan Agreement or of any of the Financing Agreements (except as expressly provided herein); or (y) to prejudice any right or remedy which Administrative Agent may now have under or in connection with the Loan Agreement or any of the Financing Agreements.

                       d.          Except as expressly provided herein, the Loan Agreement and all Financing Agreements shall remain unaltered and in full force and effect and are hereby ratified and confirmed in all respects.

                       7.          Release.

                       a.          In consideration of, among other things, the consent and amendments provided for herein, and for other good and valuable consideration, as of the date hereof, Holding Company, Parent and each other Borrower (on behalf of themselves and their respective Subsidiaries and Affiliates), their successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under the above, for their past, present and future employees, members, managers, partners, agents, representatives, officers, directors, shareholders, and trustees (all collectively, with Holding Company, Parent and each other Borrower, the “Releasing Parties”), do hereby unconditionally, irrevocably and forever remise, satisfy, acquit, release and discharge the Administrative Agent and Lenders and each of their respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the Administrative Agent and Lenders would be liable if such persons or entities were found in any way to be liable to any of the Releasing Parties (collectively, the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, cross-claims, charges, demands, counterclaims, suits, proceedings, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, liabilities, damages, costs, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand, proceedings or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may have heretofore accrued against any or all of the Lender Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event, action or omission or any other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Consent, the Loan Agreement or any other Financing Agreement and the transactions contemplated hereby and thereby, the Collateral or the Liabilities, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing. Each Borrower, Parent and Holding Company acknowledges that Administrative Agent is specifically relying upon the representations, warranties and agreements contained herein and that such representations, warranties and agreements constitute a material inducement to Administrative Agent in entering into this Consent.

                       b.          Each of Holding Company, Parent and each other Borrower hereby knowingly, voluntarily, intentionally and expressly waives and relinquishes any and all rights and benefits that it respectively may have as against the Lender Parties under any law, rule or regulation of any jurisdiction that would or could have the effect of limiting the extent to which a general release extends to claims which a Lender Party or Releasing Party does not know or suspect to exist as of the date hereof. Each of Holding Company, Parent and each other Borrower hereby acknowledges that the waiver set forth in the prior sentence was separately bargained for and that such waiver is an essential term and condition of this Consent (and without which the consents and amendments in Section 1 and Section 2 hereof would not have been agreed to by Administrative Agent and Lenders).

                       8.          Costs, Expenses and Taxes. Without limiting the obligation of Borrowers to reimburse Administrative Agent for all costs, fees, disbursements and expenses incurred by Administrative Agent as specified in the Loan Agreement, as amended by this Consent, Borrowers agree to pay on demand all reasonable costs, fees, disbursements and expenses of Administrative Agent in connection with the preparation, negotiation, revision, execution and delivery of this Consent and the other agreements, instruments and documents contemplated hereby, including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses.

                       9.          Counterparts. This Consent may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                       10.         Governing Law. This Consent shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois, without regard to conflict of law principles.

                       11.         Financing Agreement. This Consent shall constitute a Financing Agreement.

                       12.         Severability; Faxes. Any provision of this Consent which is prohibited or unenforceable for any reason shall be ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. A signature hereto sent or delivered by facsimile or other electronic transmission shall be as legally binding and enforceable as a signed original for all purposes.

                       13.         Successors and Assigns. This Consent shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither Holding Company, Parent nor any other Borrower may assign any of its respective rights or obligations under this Consent without the prior written consent of Administrative Agent.

                       14.         Additional Covenants. On or before thirty (30) days after the date hereof, Parent shall have qualified to do business in each state in which, due to the BME Acquisition, it is now required to so qualify, and shall provide evidence thereof to the Administrative Agent in the form of certificates of good standing or equivalent certificates.

[Remainder of page intentionally blank; signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Sixth Consent Agreement to Loan and Security Agreement as of the day and year first above written.

EXAMWORKS, INC.

By:	/s/ J. Miguel Fernandez de Castro

Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial Officer

SOUTHWEST MEDICAL EXAMINATION SERVICES, INC.
THE RICWEL CORPORATION
DIAGNOSTIC IMAGING INSTITUTE, INC.
PACIFIC BILLING SERVICES, INC.
MARQUIS MEDICAL ADMINISTRATORS, INC.
FLORIDA MEDICAL SPECIALISTS, INC.
EXAMWORKS CANADA, INC.
NETWORK MEDICAL REVIEW COMPANY, LTD.
NETWORK MEDICAL MANAGEMENT COMPANY, LTD.
INSURANCE APPEALS, LTD.
ELITE PHYSICIANS, LTD.
WORKERS FIRST, INC.
EXIGERE CORPORATION
EXAMWORKS EUROPE, INC.

By:	/s/ J. Miguel Fernandez de Castro

Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial Officer

CFO MEDICAL SERVICES, LLC
RICWEL OF WEST VIRGINIA, LLC

By: ExamWorks, Inc., its sole member and manager

By:	/s/ J. Miguel Fernandez de Castro

Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial Officer

EXAMWORKS, INC.
SIXTH CONSENT AGREEMENT TO LOAN AND SECURITY AGREEMENT

EXAMWORKS REVIEW SERVICES, LLC
IME SOFTWARE SOLUTIONS, LLC
EXAMWORKS EVALUATIONS OF NEW YORK, LLC

By: ExamWorks, Inc., its sole member

By:	/s/ J. Miguel Fernandez de Castro

Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial Officer

EXAMWORKS, INC.
SIXTH CONSENT AGREEMENT TO LOAN AND SECURITY AGREEMENT

Acknowledged and Agreed:

EXAMWORKS GROUP, INC.

By:	/s/ J. Miguel Fernandez de Castro

Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial Officer

EXAMWORKS, INC.
SIXTH CONSENT AGREEMENT TO LOAN AND SECURITY AGREEMENT

FIFTH THIRD BANK,
as Administrative Agent and a Lender

By:	/s/ Philip Renwick

Philip Renwick
Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Shawn Janko

Shawn Janko
Senior Vice President

GENERAL ELECTRIC CAPITAL
CORPORATION, as a Lender

By:	/s/ W. Grant Johnston

Grant Johnston
Duly Authorized Signatory

EXAMWORKS, INC.
SIXTH CONSENT AGREEMENT TO LOAN AND SECURITY AGREEMENT

Schedule 2(c)

(Additional Borrower Locations
as a result of the BME Acquisition)

Company Name	Address

ExamWorks, Inc.	600 Unicorn Park Woburn, MA 01801

Schedule 2(d)

(Additional Borrower Names
as a result of the BME Acquisition)

Gateway Medical Services, Inc.

Gateway Medical Services, LLC

Boston Medical Evaluation/Examination, Inc.

BME Gateway of New York, Inc.

BMEGateway

BMEGateway, Inc.

Boston Medical Evaluations

BMEGateway Medical Services